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                              UTILICORP UNITED INC.
                          PROXY/VOTING INSTRUCTION CARD

     Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on May 22, 1996. The undersigned hereby constitutes and appoints Richard C. Green, Jr., Stanley O. Ikenberry and Avis G. Tucker and each of them, true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated below, all of the shares of common stock of UtiliCorp United Inc. held of record by the undersigned on April 3, 1996, at the Annual Meeting of Stockholders to be held at the Kansas City Marriott Downtown, 200 W. 12th Street, Kansas City, Missouri on Wednesday, May 22, 1996, at 2:00 pm (Kansas City time) and at any adjournments thereof, on all matters coming before said meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                                                       COMMENTS

Election of Directors, Nominees:
                                             -----------------------------------
Robert F. Jackson
                                             -----------------------------------
Herman Cain
                                             -----------------------------------
Robert K. Green
                                             -----------------------------------
                                             (if you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card)

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you SIGN AND RETURN THIS CARD.

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                           -  FOLD AND DETACH HERE  -





UTILICORP UNITED INC.
                              ANNUAL
                              MEETING OF
                              SHAREHOLDERS


                              May 22, 1996, 2:00 p.m.
                              Kansas City Marriott Downtown
                              Count Basie Ballroom
                              200 W. 12th Street
                              Kansas City, MO
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/X/ Please mark                                                             4941
    your votes as
    in this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.



                                        FOR  AGAINST   ABSTAIN



1. To approve the Merger
   Agreement with Kansas City
   Power & Light Company.               / /    / /       / /

2. To approve the Newco Stock
   Incentive Plan.                      / /    / /       / /

3. To approve the Newco
   Management Incentive Plan.           / /    / /       / /



                                                  WITHHOLD authority to
                                        FOR       vote for all Nominees
4. Election of Directors
   (except as withheld below)           / /            / /

   To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below
   (nominees are listed on reverse).



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- -----------------------------------------------------------------------
                                             FOR  AGAINST   ABSTAIN
5. To approve the UCU Amended
   and Restated 1986 Stock
   Incentive Plan.                           / /    / /       / /

Please check this box if you have written comments on the     / /
reverse side.


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SIGNATURE(S)                                           DATE

NOTE: Please sign exactly as name appears on this form. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                           -  FOLD AND DETACH HERE  -


Your vote is important to us!

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1. Mark your vote for Proposals 1, 2, 3, and 5 in one of the three boxes to the right of each Proposal.

2. Mark your vote for Proposal 4 in one of the two boxes to the right of Proposal 4. If you wish to withhold authority to vote for any individual nominee, write the name of each such nominee on the lines provided.

3. Sign at right in the space provided, exactly as your name appears on the form. Joint owners should each sign. Also enter the date.

4. Check the box above your signature if you are adding comments on the other side.

5. Tear off at perforation and mail the completed card with signature(s) in the enclosed reply envelope to:

                              UtiliCorp United Inc.
                                  P.O. Box 8621
                              Edison, NJ 08818-9128